Exhibit 23.2
CONSENT OF QUALIFIED PERSON
Continental Placer Inc. (“Continental Placer”), in connection with Summit Materials, Inc.’s (the “Company”) Annual Report on Form 10-K for the fiscal year ended December 30, 2023 (the “Form 10-K”), consents to:
•the use of and references to our name, including our status as a “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission) in connection with the Form 10-K;
•the use of any information derived, summarized, quoted or referenced from technical reports we provided to the Company, that we prepared or supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K; and
•to the incorporation by reference in Registration Statements on Form S-8 (No. 333-202669, No. 333-210036 and No. 333-258487) and Registration Statement on Form S-3 (No. 333-269149) of the above items as included in the Form 10-K.

/s/ Continental Placer Inc.

Mechanicsburg, Pennsylvania
Date: February 15, 2024